UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   January 31, 2007

VORNADO REALTY TRUST

(Exact Name of Registrant as Specified in Charter)

Maryland	No. 001-11954	No. 22-1657560
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

VORNADO REALTY L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	No. 000-22635	No. 13-3925979
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Seventh Avenue New York, New York	10019
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 894-7000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☒           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                          Regulation FD Disclosure.

On February 1, 2007 Vornado Realty Trust posted on its website at www.vno.com additional information about its bid for Equity Office Properties Trust.

Item 8.01.                                          Other Events.

On January 31, 2007, Vornado Realty Trust and a group of its subsidiaries submitted a binding offer to acquire Equity Office Properties Trust (NYSE: EOP) for $56 per share.  The offer allows EOP to continue to pay its regular quarterly dividends at the rate of $0.33 per share and includes in the merger consideration pro rata dividends to the closing.

Under the offer, each EOP share would convert into (a) $31.00 in cash (plus pro rata dividends to the closing) and (b) Vornado common shares having a value (based on an average price during a period prior to closing) equal to $25.00, except that the fraction of a Vornado common share that will be issued per EOP share will not be less than .1852 nor more than ..2174.

The offer would allow EOP unitholders to exchange their units for the same package of cash and Vornado common shares that would be paid to EOP shareholders.  Each unit that is not exchanged would roll over into Vornado Realty L.P. Class A Units.

Vornado is in discussions to sell up to approximately $10 billion of EOP assets at closing to Starwood Capital and Walton Street Capital, and intends to sell an additional approximately $10 billion of EOP assets within the first year after closing.  Furthermore, Vornado also expects to sell or co-venture other selected assets of the combined portfolio.

Accompanying the bid letter was a definitive Agreement and Plan of Merger, signed by Vornado, voting agreements from Messrs. Roth, Fascitelli, Wight and Mandelbaum and executed financing commitment letters covering $30.5 billion of debt financing.  The foregoing summary is qualified in its entirety by reference to the copy of the bid letter delivered to EOP attached as Exhibit 99.1 hereto and incorporated herein by reference.  Also, on February 1, 2007, Vornado Realty Trust issued a press release announcing the submission of the revised proposal to EOP.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vornado Realty Trust and Vornado Realty L.P. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, risks associated with the timing of and costs of financing commitments and general competitive factors.  More detailed information about these risks, uncertainties and other factors is set forth in Vornado’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2006.  Risks and uncertainties relating to the proposed transaction include the risks that: EOP will not enter into any definitive agreement with Vornado or the terms of any agreement will be materially

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different from those described above; Vornado will not obtain the requisite debt financing for the transaction; rents will not increase to expected levels; the anticipated benefits of the transaction will not be realized; the proposed transactions will not be consummated; and Vornado will not be able to sell the assets it plans to sell within its expected timeframe or sells those assets at the prices it currently projects.  Vornado Realty Trust and Vornado Realty L.P. are  under no obligation to, and expressly disclaim any such obligation to, update or alter their forward-looking statements.

Additional Information About the Proposed Transaction and Where to Find It:

This material relates to a business combination transaction with EOP proposed by Vornado Realty Trust, which may become the subject of a registration statement filed with the SEC.  This material is not a substitute for the joint proxy statement/prospectus that Vornado and EOP would file with the Securities and Exchange Commission (“SEC”) if any agreement is reached or any other documents which Vornado may send to security holders in connection with the proposed transaction.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS IF, AND WHEN, THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  All such documents, if filed, would be available free of charge at the SEC’s website (www.sec.gov) or by directing a request to Vornado, Investor Relations, 210 Route 4 East, Paramus, NJ  07652.

Participants in the Solicitation:

Vornado and its trustees, partners, managers, executive officers and other employees may be deemed to be participants in any solicitation of Vornado and EOP shareholders in connection with the proposed transaction.

Information about Vornado’s trustees and executive officers is available in Vornado’s proxy statement, dated May 1, 2006 for its 2006 annual meeting of stockholders.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

(d)           Exhibits.

99.1 Proposal, dated January 31, 2007, of Vornado Realty Trust to Equity Office Properties Trust.

99.2 Press Release, dated February 1, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY TRUST
(Registrant)

By:	/s/ Joseph Macnow
Name:	Joseph Macnow
Title:	Executive Vice President
- Finance and Administration and
Chief Financial Officer

Date: February 1, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY L.P.
(Registrant)

By:	VORNADO REALTY TRUST,
Sole General Partner

By:	/s/ Joseph Macnow
	Name:	Joseph Macnow
	Title:	Executive Vice President
- Finance and Administration and
Chief Financial Officer

Date: February 1, 2007

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